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                                                                    EXHIBIT 99.5


                    INSTRUCTION TO REGISTERED HOLDER AND/OR
              BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM OWNER
                                       OF

                              R.H. DONNELLEY INC.
                   9 1/8% SENIOR SUBORDINATED NOTES DUE 2008

                               (CUSIP #74956EAA6)


To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated
[               ], 1998 (the "Prospectus") of R.H. Donnelley, Inc., a Delaware
corporation (the "Company"), and R.H. Donnelley Corporation, a Delaware Corporation (the "Parent Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meaning as ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):


        $          of the 9 1/8% Senior Subordinated Notes due 2008 (CUSIP
#74956EAA6).


     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     [ ] To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):


        $          of the 9 1/8% Senior Subordinated Notes due 2008 (CUSIP
#74956EAA6).


     [ ] NOT to TENDER any Old Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an "affiliate" of the Company, (ii) any Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder and (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended.
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                                   SIGN HERE

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                          Name of beneficial owner(s)

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                                  Signature(s)

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                             Name(s) (please print)

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                                    Address

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                                Telephone Number

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               Taxpayer Identification or Social Security Number

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                                      Date

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